UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

 South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015 (the “Appointment Date”), the Board of Directors (the “Board”) of the Company appointed Ronald A. Martell to serve as a director of the Company, effective as of the Appointment Date. From June 2014 to January 2015, Mr. Martell served as Chief Executive Officer at Sevion Therapeutics, Inc.  From January 2012 through July 2013, Mr. Martell served as President and Chief Executive Officer and director of NeurogesX, Inc., where he sold the assets of the company to Acorda Therapeutics. From February 2010 through December 2011, Mr. Martell served as the Chief Executive Officer of Poniard Pharmaceuticals, Inc. From May 2007 through February 2010, Mr. Martell served as the President and Chief Operating Officer of Poniard Pharmaceuticals, Inc. and director from June 2006 through December 2011. From November 1998 through August 2006, Mr. Martell served as the Vice President, Marketing and then Senior Vice President, Sales, at ImClone Systems Incorporated, where he strengthened and expanded ImClone Systems commercial operations and field sales force in order to market and commercialize Erbitux ® with partners Bristol-Myers Squibb and Merck KGaA. From 1988 to 1998, Mr. Martell worked at Genentech in a variety of positions. At Genentech, Mr. Martell was responsible for the launch of Herceptin ® for metastatic HER-2 positive breast cancer and Rituxan ® for non-Hodgkin’s lymphoma. Mr. Martell began his career at Roche Pharmaceuticals.

In connection with his appointment to the Board, Mr. Martell will receive an annual cash retainer in the amount of $40,000 and be granted (i) an option to purchase 30,000 shares of the Company’s common stock, to vest monthly over three years and (ii) 30,000 restricted stock units (“RSUs”), which will vest and settle in three equal annual installments on the first, second and third anniversaries of the Appointment Date. There are no arrangements or understandings between Mr. Martell and any other persons pursuant to which he was elected as a director. There are no transactions between Mr. Martell and the Company that requires disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Martell’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Notice of Stock Unit Award under the 2012 Equity Incentive Plan
99.1	Press release issued by KaloBios Pharmaceuticals, Inc. on April 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ Donald R. Joseph
Donald R. Joseph
Chief Legal Officer

Dated:  April 24, 2015